EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PROTOKOPOS CORPORATION

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     PROTOKOPOS  CORPORATION,  a corporation organized and existing under and by virtue  of  the  General  Corporation  Law  of  the  State  of  Delaware:

     DOES  HEREBY  CERTIFY:

     FIRST:  The  following resolution has been unanimously adopted by the board
     ------
of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation's Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

     FIRST:  The  name  of  the  corporation  is Rockport Healthcare Group, Inc.
     -----

     SECOND:  That  said  amendment  was  duly  adopted  in  accordance with the
     -------
     provisions  of  Section  242  of  the General Law of the State of Delaware.

     IN WITNESS WHEREOF, PROTOKOPOS CORPORATION has caused this certificate to be signed by its duly authorized officer this 16th day of January 1998.


PROTOKOPOS  CORPORATION



/s/  Harry  M.  Neer
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Harry M. Neer, President



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